UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 10, 2019

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry Into a Material Definitive Agreement.

Securities Purchase Agreement and Private Placement

On April 10, 2019, PDL Biopharma, Inc., a Delaware corporation (“PDL Biopharma,” “we,” “us,” or the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Evofem Biosciences, Inc. (“Evofem”), funds discretionally managed by Invesco Asset Management, Limited (“Invesco”) and funds managed by Woodford Asset Management, Limited (“Woodford”) and together with Invesco and us, (the “Purchasers”), pursuant to which Evofem agreed to issue and sell an aggregate of up to $80 million of Evofem’s common stock, par value $0.0001 per share (the “Shares”) and warrants to purchase shares of common stock (collectively, the “Securities”) in a private placement (the “Private Placement”).

The Private Placement will occur in up to two closings. The first closing was completed on April 11, 2019 (the “First Closing”), pursuant to which we purchased 6,666,667 shares of Evofem’s common stock and warrants to purchase up to 1,666,667 shares of Evofem’s common stock for an aggregate purchase price of $30 million (the “First Closing Securities”), representing a purchase price of $4.50 per share of common stock. The warrants have an exercise price of $6.38 per share.

Until June 10, 2019, we and the other Purchasers have the right, but not the obligation, to purchase 11,111,111 additional shares of Evofem’s common stock and warrants to purchase up to an additional 2,777,779 shares of Evofem’s common stock for an aggregate purchase price of $50 million in a second closing (the “Second Closing”). The purchase price per share and warrant exercise price per share for securities sold in the Second Closing will be the same as those sold in the First Closing. Pursuant to our right purchase, we have the right, but not the obligation to purchase 6,666,667 additional shares of Evofem’s common stock and warrants to purchase up to an additional 1,666,667 shares of Evofem’s common stock for an aggregate purchase price of $30 million. If a Purchaser elects not to participate in the Second Closing, the other Purchasers will have a right to purchase the non-participating Purchaser’s portion as further described in the Securities Purchase Agreement. The Second Closing is subject to customary conditions and to approval by Evofem’s stockholders. Evofem intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) for its 2019 Annual Meeting of Stockholders, pursuant to which it will seek, among other things, stockholder approval of the issuance of the Securities pursuant to the Securities Purchase Agreement as required by Nasdaq Listing Rule 5635(b).

Upon completion of the First Closing and the Second Closing, Evofem expects to receive net proceeds of approximately $27.5 million and $47.2 million, respectively, and to use these net proceeds for clinical research and development purposes, including resubmission of Evofem’s NDA with the FDA and pre-commercialization activities, and for general corporate purposes. Evofem has agreed to reimburse us for certain expenses incurred in connection with the transactions contemplated by the Securities Purchase Agreement and our ongoing review of Evofem. Upon completion of the First Closing, Evofem expects to pay approximately $1.8 million in advisory fees to financial advisors in connection with the First Closing, and approximately $2.8 million in advisory fees to financial advisors upon completion of the Second Closing.

In connection with the Securities Purchase Agreement and Private Placement, Evofem has agreed to file a registration statement with the SEC within 30 days following each closing registering for resale the shares of Evofem’s common stock issued, and the shares of Evofem’s common stock issuable upon exercise of the applicable warrants, in the applicable closing. Evofem has also agreed to use commercially reasonable efforts to have each registration statement declared effective by the SEC within specified time periods, and to pay liquidated damages penalties in the event that Evofem fails to satisfy or maintain the specified filing and effectiveness time periods in the Registration Rights Agreement.

In addition, in connection with the Securities Purchase Agreement and Private Placement, Invesco and Woodford have agreed, among other things, to vote all shares of common stock of Evofem beneficially held by them in favor of the issuances in the Second Closing and transactions contemplated by the Securities Purchase Agreement.

Description of Common Warrants

The warrants have an exercise price of $6.38 per share, a seven-year term and will become exercisable at any time on or after the date that is six (6) months following their respective issuance dates. The First Closing warrants and Second Closing warrants to be issued to us and Invesco have (or will have) certain beneficial ownership limitations upon exercise. Invesco (together with its affiliates) is prohibited from exercising any portion of these warrants to the extent it would beneficially own more than 4.99% (or 9.99% in certain circumstances) of Evofem’s outstanding common stock immediately after exercise. With respect to us and our exercise of warrants prior to stockholder approval, the warrants contain limitations on exercise prohibiting us from exercising any portion of the warrants to the extent we would beneficially own more than 19.99% of Evofem’s outstanding common stock immediately after exercise. With respect to us and our exercise of warrants after stockholder approval, there will be no limitations on any such exercise. The warrants to be issued to Woodford in the Second Closing will each be issued as a unit with one share of Evofem common stock.

Board of Director Designation and Observer Rights

Contingent upon completion of the Second Closing and our full exercise of our right to purchase Securities in the Second Closing, we will be granted the right to designate a member of Evofem’s Board of Directors for so long as we continue to hold in excess of 12.5% of Evofem’s issued and outstanding stock. Upon our full exercise of our right to participate in the Second Closing, the number of authorized seats of Evofem’s Board of Directors will be increased from seven authorized seats to eight authorized seats and Dominique Monnet, President and CEO of PDL BioPharma, is expected to be appointed as a Class I member of Evofem’s Board of Directors. In addition, we will be granted observer rights, for so long as we continue to hold at least 12.5% of Evofem’s issued and outstanding stock.

Cancellation of Outstanding Warrants

Upon and subject to the completion of the Second Closing, warrants exercisable to purchase up to 1,663,029 shares of Evofem’s common stock previously issued to Woodford and Invesco will be cancelled and be of no further force and effect as of the completion of the Second Closing.

The foregoing description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibits 10.1, which is incorporated herein by reference.

Item 8.01 Other Events.

Press Release

On April 11, 2019, we issued a press release announcing the execution of the Securities Purchase Agreement, as well as the other actions contemplated thereby and in connection therewith, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This document contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding our strategy, future operations, future financial position, prospects, plans and objectives are forward-looking statements. In addition, when or if used in this document, the words “will,” “may,” “would,” “approximate,” “expect,” and similar expressions and their variants, as they relate to us may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements relating to the timing and completion of the Second Closing and the executive and board structure of Evofem following the Second Closing. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, the risk that the conditions to the closing of the Second Closing are not satisfied, uncertainties as to the timing of the consummation of the Second Closing, and the ability of the Purchasers and Evofem to otherwise complete the Second Closing. This review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in our most recent Annual Report on Form 10-K filed with the SEC on March 15, 2019. We can give no assurance that the conditions to the Second Closing will be satisfied. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement
99.1	Press Release, dated April 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Peter S. Garcia
Peter S. Garcia
Vice President and Chief Financial Officer

Dated: April 11, 2019

Exhibit Index

Exhibit No.	Description
10.1	Securities Purchase Agreement
99.1	Press Release, dated April 11, 2019